EXHIBIT 99.1

June 23, 2009

FOR IMMEDIATE RELEASE

OAK Financial Corporation Announces Cash Dividend

Byron Center, Michigan – June 23, 2009 — OAK Financial Corporation (OTCBB: OKFC), the holding company for Byron Bank, announced that its board of directors declared a quarterly cash dividend of $0.22 per share. The dividend is payable July 31, 2009, to shareholders of record on July 10, 2009.

OAK Financial Corporation owns Byron Bank, which operates 14 branches in West Michigan, Byron Investment Services, a full service provider of investment and retirement products, and Byron Insurance Agency, a provider of personal and commercial lines of insurance.

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For more information, please contact:
                     Patrick K. Gill, President & CEO at (616) 588-7420, or
                     James A. Luyk, Chief Operating Officer at (616) 588-7419
                     OAK Financial Corporation, Byron Center, Mich.